Exhibit 99.1
SINA Corporation to Report Q4 and Full Year 2005 Unaudited Financial Results On February 22, 2006
SHANGHAI, China, January 24, 2006 /Xinhua-PRNewswire/ — SINA Corporation (NASDAQ: SINA), a leading online media company and value-added information service provider for China and for global Chinese communities, will announce its unaudited financial results for the quarter ended December 31, 2005 and the full year 2005 on Wednesday, February 22, 2006 after the close of market. Following the announcement, SINA’s management team will host a conference call at 8:00 p.m. Eastern Time to present an overview of the Company’s financial performance and business operations.
Based on preliminary unaudited results, the Company anticipates its total revenues for the fourth quarter in the range of $51.0 million and $52.0 million, compared to the previous target range of $51.0 million and $53.0 million, as announced on November 3, 2005. The Company also expects to report fourth quarter non-GAAP net income in the range of $12.0 million and $13.0 million, compared to the previous target range of $14.0 million and $15.0 million.
The Company attributes the lower than expected non-GAAP net income for the fourth quarter of 2005 primarily to the continued softness in its mobile value-added services (MVAS) business in China and the associated higher costs as well as higher than expected operating expenses. Advertising revenues are expected to be between $24.5 million and $25.0 million, compared to previous guidance of between $24.0 million and $25.0 million. Non-advertising revenues are expected to be between $26.5 million and $27.0 million, compared to previous guidance of between $27.0 million and $28.0 million.
These results are preliminary, and, therefore, subject to the Company’s completion of the customary quarterly closing and audit procedures.
Conference Call Information
The dial-in number for the call on Wednesday, February 22, 2006 is 617-213-8050. The pass code is 17318429. A live Webcast of the call will be available from 8:00 p.m. – 9:00 p.m. ET on Wednesday, February 22, 2006 (9:00 a.m. – 10:00 a.m. Beijing Time on February 23, 2006). The call can be accessed through the Company’s corporate web site at http://corp.sina.com.
A replay of the conference call will be available through February 28 at midnight eastern time. The dial-in number is 617-801-6888. The pass code for the replay is 84887900.
About SINA
SINA Corporation (NASDAQ: SINA) is a leading online media company and value-added information service (VAS) provider for China and for global Chinese communities. With a branded network of localized web sites targeting Greater China and overseas Chinese, SINA provides services through five major business lines including SINA.com (online news and content), SINA Mobile (mobile value-added services), SINA Online (community-based services and games), SINA.net (search and enterprise services) and SINA E-Commerce (online shopping and auctions). Together these provide an array of services including region-focused online portals, mobile value-added services, search and directory, interest-based and community-building channels, free and premium email, online games, virtual ISP, classified listings, fee-based services, e-commerce and enterprise e-solutions.
Safe Harbor Statement
This announcement contains forward-looking statements concerning SINA’s expected financial performance, as well as SINA’s strategic and operational plans. SINA may also make forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q, 8-K, etc., in its annual report to shareholders, in its proxy statements, in its offering circulars and prospectuses, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. SINA assumes no obligation to update the forward-looking statements in this release and elsewhere. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, SINA’s historical losses, its limited operating history, the uncertain regulatory landscape in the People’s Republic of China, the effect of the notice issued by SARFT in late January 2005 on the Company’s revenues from usage-based SMS products promoted via direct advertisement on radio and television, the Company’s ability to develop and market other usage-based SMS products, fluctuations in quarterly operating results, the Company’s reliance on mobile value-added service and online advertising sales for a majority of its revenues, the Company’s reliance on mobile operators in China to provide mobile value-added service, the changes in January 2005 by China Mobile to its billing process for undelivered MMS services and the effect of such changes on the Company’s MMS revenues, the migration by China Mobile of MMS onto MISC platform and the effect of such migration on the Company’s MMS revenues, any failure to successfully develop and introduce new products and any failure to successfully integrate acquired businesses. Further information regarding these and other risks is included in SINA’s Annual Report on Form 10-K for the year ended December 31, 2004 and its recent quarterly reports on Form 10-Q, as well as in its other filings with the Securities and Exchange Commission.
Contact:
SINA Corporation
Chen Fu, (86-21) 62895678 ext. 6089
fuchen@staff.sina.com
or
The Ruth Group
Denise Roche, 646/536-7008
droche@theruthgroup.com

2